SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

On October 29, 2009, Standard Motor Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representatives of the several underwriters identified on Schedule I to the Underwriting Agreement (the “Underwriters”), to issue and sell to the Underwriters an aggregate of 3,000,000 shares (the “Shares”) of common stock, par value $2.00 per share, of the Company (the “Common Stock”) to be offered by the Underwriters at a price to the public of $8.50 per share.  The Company estimates that the net proceeds from the offering of the Shares will be approximately $24.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.  The Company also granted the Underwriters an option, exercisable for a period of thirty days, to purchase up to an additional 450,000 shares of Common Stock.

The sale of the Shares was made pursuant to the Company’s registration on Form S-3 (No. 333-161101), as amended (the “Registration Statement”), relating to the public offering of the Shares, as amended and supplemented by a Preliminary Prospectus Supplement dated October 27, 2009 and a Final Prospectus Supplement dated October 29, 2009, both as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

The Underwriting Agreement includes representations, warranties and covenants by the Company customary for agreements of this nature. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of, or in connection with, the sale of the Shares and customary contribution provisions in respect of those liabilities. The sale of the Shares is expected to close on November 4, 2009.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 1.1, and incorporated by reference into this report and the Registration Statement.

In connection with the issuance and sale by the Company of the Shares as described under this Item 1.01, the following additional exhibits are also filed with, and incorporated by reference into, this report and the Registration Statement:  (i) the legal opinion of Kelley Drye & Warren LLP (Exhibit 5.1 hereto) and (ii) the consent of Kelley Drye & Warren LLP (Exhibit 23.1 hereto (included in Exhibit 5.1)).

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

1.1	Underwriting Agreement, dated October 29, 2009 between Standard Motor Products, Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

5.1	Legal Opinion of Kelley Drye & Warren LLP, dated November 3, 2009

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Carmine J. Broccole
Carmine J. Broccole
Vice President General Counsel and Secretary

Date: November 3, 2009

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 29, 2009 between Standard Motor Products, Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

5.1	Legal Opinion of Kelley Drye & Warren LLP, dated November 3, 2009

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)